Exhibit 1.01 – Conflict Minerals Report

NIDEC CORPORATION

CONFLICT MINERALS REPORT

(FOR THE CALENDAR YEAR 2015)

Introduction

This is the Conflict Minerals Report of Nidec Corporation for the calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities and Exchange Act of 1934 (the “1934 Act”). Unless otherwise defined herein, numerous terms in this Report are defined in Rule 13p-1 and the Form SD to which this Report is attached, and the reader is referred to these sources and the 1934 Act Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012, for such definitions.

We are a global manufacturer of electric motors and associated electronic components equipment, dedicated to meeting the requirements of various industries ranging from computers, automobiles, home appliances to commercial and industrial equipment.

Pursuant to Rule 13p-1, we undertook due diligence measures on the source and chain of custody of the conflict minerals in our products that are necessary to the functionality or production of the products and that we had reason to believe may have originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “covered countries”) and may not have come from recycled or scrap sources.

1. Due Diligence Framework

Nidec designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for tin, tantalum and tungsten and for gold (“3TG”) (collectively, the “OECD Guidance”).

2. Due Diligence Measures Undertaken

Nidec’s due diligence measures for 2015 included the following steps based on the five-step framework set forth in the OECD Guidance:

Establish company management systems

Nidec’s measures to establish a 3TG management system included the following:

•

Established “Nidec Group Conflict Minerals Policy Statement” which can be accessed at: http://www.nidec.com/en-Global/corporate/procurement/policy/

•

Appointed survey controllers in all relevant operating divisions to direct and supervise the overall conflict minerals 3TG due diligence efforts.

•

Provided the relevant direct suppliers identified during the risk-based applicability assessment with instructions on how to respond to the survey conducted in connection with Nidec’s “reasonable country of origin inquiry” (“RCOI”), as described in the Form SD to which this Report is attached.

•

Assisted such suppliers in knowledge transfer by sending communications to notify them of the applicable reporting requirements under Rule 13p-1 and Nidec’s expectation that their cooperation is expected.

•

Established an email address dedicated to receiving and responding to questions from suppliers about the reporting requirements and assisting suppliers in completing the survey.

Identify and assess risks in the supply chain

To identify risks in its supply chain, Nidec undertook the following measures:

•

Conducted a RCOI survey with the direct suppliers identified through a risk-based applicability assessment using the Conflict Minerals Reporting Template (“CMRT”), as described in the Form SD to which this Report is attached.

•

Reviewed and maintained records relating to the responses to the survey received from such suppliers.

•

Continued to follow up and communicate with suppliers that failed to respond to the RCOI survey or whose responses to the RCOI survey contained errors.

•

Compared the smelters that were identified by suppliers (as sources of 3TG for unspecified products) against the list of facilities that have received a “DRC conflict-free” designation from the Conflict-Free Smelter Program (“CFSP”).

Design and implement a strategy to respond to identified risks

Nidec designed and implemented the following strategies to respond to identified risks:

•

Increased the survey population to include additional suppliers and update supplier contact information that was not included in the prior year due diligence.

•

Assessed current procurement practices, systems and internal material flow traceability necessary to accurately identify products and suppliers in-scope for 3TG regulatory purposes.

•

Designed a risk management plan to identify, monitor and mitigate identified risks.

•

Reviewed supplier responses to its RCOI survey and continued to follow up and communicate with the direct suppliers that failed to respond to the survey or whose responses to the RCOI survey contained errors.

•

Worked closely with customers to encourage direct supplier survey respondents to actively engage in sourcing 3TG from socially responsible smelters, such as those verified to be compliant with the CFSP or an equivalent third-party audit program.

•

Stepped up management reporting on a regular basis where a summary of the results of the efforts to identify and assess risks in its supply chain is reported to the CSR Committee and the Disclosure Committee to keep management informed of the status of Nidec’s conflict minerals compliance.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Nidec is a downstream consumer of 3TG and is several levels removed from mines, smelters and refiners, and does not source any minerals, including 3TG, directly from mines, smelters or refiners. Nidec thus does not perform or direct audits of smelters and refiners within its supply chain. As a result, our due diligence efforts relied on cross-industry initiatives such as CFSP.

Report annually on supply chain due diligence

This Report and the Form SD to which this Report is attached are on file with the Securities and Exchange Commission and publicly available at http://www.sec.gov/ and are also publicly available on Nidec’s company website at http://www.nidec.com/en-global/sustainability/topics/conflict_mineral/.

3. Due Diligence Results

Nidec’s products contain a large number of components and materials that can be sourced from multiple and varied sources. In addition, the nature and complexity of Nidec’s supply chain makes it difficult to navigate down to the smelter level. Many of the minerals in question may be three or more levels removed from the suppliers with whom we interact. Nidec does not directly and knowingly purchase 3TG from any of the covered countries.

As a downstream consumer of 3TG, Nidec must rely on its direct suppliers to gather information about smelters and refiners in the supply chain. The majority of our suppliers are not companies that are publicly traded in the United States and thus are not directly required to comply with the SEC’s conflict minerals reporting requirements.

As stated in the Form SD, based on the RCOI survey responses from suppliers, Nidec was unable to exclude the possibility that some 3TG in such procured products did originate, or may have originated, in the covered countries and were not from recycled or scrap resources.

Accordingly, Nidec implemented additional due diligence measures on the source and chain of custody of the 3TG used in its products to determine the mine or location of origin of such minerals, as described in this Report. However, despite these additional due diligence measures, as well as the RCOI survey, Nidec was unable to identify all of the smelters from which Nidec’s suppliers sourced the subject minerals, nor confirm the mine or location of origin of the 3TG used in its products. Through the due diligence process, Nidec has identified 302 smelters and refiners within its supply chain based on CFSI data. Of those, 213 are CFSP-compliant, 29 are CFSP-active, and 60 are Non-participating.

See tables1, 2 and 3 as shown in the section entitled, “Tables of 3TG Processing Facilities” at the end of this Report for definitions of CFSP-compliant, CFSP-active and Non-participating.

4. Continuous Improvement Efforts to Mitigate Risk

Nidec intends to take the following steps to improve its due diligence to further mitigate any risk that the necessary 3TG used in its products may benefit armed groups:

•

Continue to seek the understanding of suppliers who did not respond to Nidec’s 2015 RCOI survey on the importance of the due diligence process and increase the response rate.

•

Increase communications with suppliers to improve the accuracy and consistency of their survey responses.

•

Encourage these suppliers to transition to validated conflict-free smelters or request that their existing smelters undergo audits to achieve a similar conflict-free status.

•

Engage smelters directly to accelerate their compliance with conflict-free audit programs.

5. Independent Audit

This Report is not subject to an independent private sector audit for the calendar year 2015.

Tables of 3TG Processing Facilities

Table 1. CFSP-compliant Processing Facilities as of March 31, 2016

CFSP-compliant Processing Facilities are compliant with the CFSP audit protocols and include processing facilities currently undergoing a re-audit or processing facilities certified by the London Bullion Market Association (LBMA) or Responsible Jewellery Council (RJC).

Metal	Processing Facility Name	Processing Facility Location
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Table 2. CFSP-active Processing Facilities as of March 31, 2016

CFSP-active Processing Facilities have committed to undergo a CFSP audit.

Metal	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Torecom	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Karimun Mining	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallonac	UNITED STATES

Table 3. Non-participating Processing Facilities as of March 31, 2016

Non-participating Processing Facilities meet the definition of a smelter or refiner under CFSP protocols but are not participating in the CFSP.

Metal	Processing Facility Name	Processing Facility Location
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Sudan Gold Refinery	SUDAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd. *	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. *	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Pobedit, JSC *	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM

*

Companies identified as Tungsten Industry Conflict Minerals Council (TI-CMC) members that have committed to complete a CFSP validation audit within two years of TI-CMC membership issuance.